EXHIBIT 99.1


                             FINANCIAL STATEMENTS

                               Table of Contents

                                                                           Page
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM..................... 1
ECHELON ACQUISITION CORP.................................................... 3
BALANCE SHEET............................................................... 3
STATEMENTS OF OPERATIONS.................................................... 4
STATEMENTS OF SHAREHOLDERS' EQUITY.......................................... 5
STATEMENTS OF CASH FLOWS.................................................... 6
NOTES TO FINANCIAL STATEMETNS............................................... 7
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.................... 12
ASIA BIOTECHNOLOGY GROUP INC............................................... 13
CONSOLIDATED BALANCE SHEET................................................. 13
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS............... 14
CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY............................. 15
CONSOLIDATED STATEMENT OF CASH FLOW........................................ 16
NOTES TO FINANCIAL STATEMENTS.............................................. 17

Child, Van Wagoner & Bradshaw, PLLC
A PROFESSIONAL LIMITED LIABILITY COMPANY OF CERTIFIED PUBLIC ACCOUNTANTS 5296 S. Commerce Dr., Suite 300, Salt Lake City, UT 84107
PHONE: (801) 281-4700 FAX: (801) 281-4701


            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To The Board of Directors
Echelon Acquisition Corp.


We have audited the accompanying balance sheet of Echelon Acquisition Corp. as of December 31, 2005, and the related statements of operations, shareholders' equity (deficit), and cash flows for the year ended December 31, 2005 and for the period from July 27, 2004 (inception) to December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting, as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Echelon Acquisition Corp. as of December 31, 2005, and the results of its operations and its cash flows for the year ended December 31, 2005 and for the period from July 27, 2004 (inception) to December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

Child, Van Wagoner & Bradshaw, PLLC
Salt Lake City, Utah
May 8, 2006

                           ECHELON ACQUISITION CORP.
                         (A DEVELOPMENT STAGE COMPANY)

                                 BALANCE SHEET

                                                                   December 31,
                                                                       2005

                                    ASSETS


Current assets:
  Cash and cash equivalents                                        $          -
                                                                   ------------
               Total assets                                        $          -
                                                                   ============


                     LIABILITIES AND SHAREHOLDERS' DEFICIT

Current liabilities:
  Accrued liabilities                                              $        800
                                                                   ------------
               Total current liabilities                                    800
                                                                   ------------
               Total liabilities                                            800


Shareholders' deficit:
 Preferred Stock at $0.001 par value; authorized
   20,000,000 shares; no shares issued and
   outstanding                                                                -
Common stock at $0.001 par value; authorized                             11,648
 100,000,000 shares; 11,648,000 shares issued
 and outstanding
Deficit accumulated during the development stage                        (12,448)
                                                                   ------------
               Total shareholders' deficit                                 (800)
                                                                   ------------
               Total liabilities and shareholders' deficit         $          -
                                                                   ============




                See accompanying notes to financial statements.

                           ECHELON ACQUISITION CORP.
                         (A DEVELOPMENT STAGE COMPANY)

                           STATEMENTS OF OPERATIONS


                                                For the Year       Period from      Period from
                                                   ended          July 27, 2004    July 27, 2004
                                                  December        (inception) to   (inception) to
                                                     31,           December 31,     December 31,
                                                    2005               2004             2005
                                                -------------     --------------   --------------
Revenue                                         $          -      $          -      $          -

General and administrative
  Organization and related expenses                        -               148               148
  General and administrative expenses                 11,500               800            12,300
                                                -------------     --------------   --------------
    Total general and administrative                  11,500               948            12,448
                                                -------------     --------------   --------------

Net loss                                        $    (11,500)     $       (948)      $   (12,448)
                                                =============     ==============   ==============
Net loss per share
- basic and fully diluted                       $      (0.00)     $      (0.01)
                                                =============     ==============

Weighted average ordinary shares
 outstanding
- basic and fully diluted                          9,946,630           148,000
                                                =============     ==============















                See accompanying notes to financial statements.

                           ECHELON ACQUISITION CORP.
                         (A DEVELOPMENT STAGE COMPANY)

                        STATEMENTS OF SHAREHOLDERS' EQUITY



                                                                                               Acculmulated other   Total
                                                     Ordinary Share     Additional                                 Share-
                                                   -------------------
                                                     Shares              Paid-in   Accumulated   Comprehensive     holder'
                                                   Outstanding Amount    Capital     Deficit        Income         Equity
                                                   ----------- -------  ---------- -----------  -------------    ---------

Shares issued to founder for organization cost and    148,000  $   148  $        - $         -  $          -     $     148
 services on July 27, 2004
 (inception)
Net loss                                                                         -        (948)            -          (948)
                                                   ----------- -------  ---------- -----------  -------------    ---------
Balance at December 31, 2004                          148,000      148           -        (948)            -          (800)

Shares issued for services                         11,500,000   11,500           -                         -        11,500
 rendered on February 23,
 2005

Net loss                                                                               (11,500)            -       (11,500)
                                                   ----------- -------  ---------- -----------  -------------    ---------
Balance at December 31, 2005                       11,648,000  $11,648  $        - $   (12,448) $          -     $    (800)
                                                   =========== =======  ========== ===========  =============    =========


























                See accompanying notes to financial statements.

                           ECHELON ACQUISITION CORP.
                         (A DEVELOPMENT STAGE COMPANY)

                           STATEMENTS OF CASH FLOWS

                                                For the Year       Period from      Period from
                                                   ended          July 27, 2004    July 27, 2004
                                                  December        (inception) to   (inception) to
                                                     31,           December 31,     December 31,
                                                    2005               2004             2005
                                                -------------     --------------   --------------


Cash flows from operating activities
  Net loss                                      $     (11,500)    $      (948)     $     (12,448)
  Issuance of stock for services rendered              11,500             148             11,648
  Increase in accrued liabilities                           -             800                800
                                                -------------     --------------   --------------
Net cash generated from operating activities                -               -                  -

Cash flows from investing activities                        -               -                  -

Cash flows from financing activities                        -               -                  -
                                                -------------     --------------   --------------

Net increase (decrease) in cash and cash                    -               -                  -
equivalents
Cash and cash equivalents, beginning of year                -               -                  -
                                                -------------     --------------   --------------
Cash and cash equivalents, end of year          $           -     $         -      $           -
                                                =============     ==============   ==============

Supplementary disclosures of cash flow
information:
  Cash paid (refund) during the year for:
    Interest                                    $           -     $         -      $           -
    Income taxes                                $           -     $         -      $           -


                See accompanying notes to financial statements.

NOTE 1  BUSINESS DESCRIPTION AND ORGANIZATION

Echelon Acquisition Corp. ("EAC" or the "Company") was incorporated under the laws of the State of Delaware on July 27, 2004 and has been inactive since inception. The Company intends to serve as a vehicle to effect an asset acquisition, merger, exchange of capital stock or other business combination with a domestic or foreign business.


NOTE 2  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation - Development Stage Company

The Company has not earned any revenue from operations. Accordingly, the Company's activities have been accounted for as those of a "Development Stage Enterprise" as set forth in Financial Accounting Standards Board Statement No. 7 ("SFAS 7"). Among the disclosures required by SFAS 7 are that the Company's financial statements be identified as those of a development stage company, and that the statements of operations, stockholders' equity and cash flows disclose activity since the date of the Company's inception.

A. Accounting Method

The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a fiscal year ending on December 31.


B. Cash and cash equivalents

Cash and cash equivalents include cash on hand, cash accounts, interest bearing savings accounts and time certificates of deposit with a maturity of three months or less when purchased.

C. Foreign currency translation

Transactions and balances originally denominated in U.S. dollars are presented at their original amounts. Transactions and balances in other currencies are converted into U.S. dollars in accordance with Statement of Financial Accounting Standards (SFAS) No. 52, "Foreign Currency Translation," and are included in determining net income or loss.

For foreign operations with the local currency as the functional currency, assets and liabilities are translated from the local currencies into U.S. dollars at the exchange rate prevailing at the balance sheet date. Revenues, expenses and cash flows are translated at the average exchange rate for the period to approximate translation at the exchange rate prevailing at the dates those elements are recognized in the financial statements. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive loss.

D. Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

A. Significant Estimates

Several areas require management's estimates relating to uncertainties for which it is reasonably possible that there will be a material change in the near term. The more significant areas requiring the use of management estimates related to valuation of the useful lives of the Company's equipment and valuation of contingent liabilities and the valuation of stock issued for services.

F. Income Taxes

The Company accounts for income taxes under the Financial Accounting Standards Board (FASB) Statement No. 109, "Accounting for Income Taxes" "Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. There were no current or deferred income tax expense or benefits due to the Company not having any material operations for the period ended December 31, 2005.


G. Basic Loss Per Common Share

Basic loss per common share has been calculated based on the weighted average number of shares outstanding during the period after giving retroactive effect to stock splits. There are no dilutive securities at December 31, 2005 for purposes of computing fully diluted earnings per share.


H. Stock Based Compensation

The Company accounts for stock options issued to employees in accordance with the provisions of the Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. As such, compensation cost is measured on the date of grant as the excess of the current market price of the underlying stock over the exercise price. Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant. The Company adopted the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation" and SFAS 148, "Accounting for Stock-Based Compensation -Transition and Disclosure", which permits entities to provide pro forma net income (loss) and pro forma earnings (loss) per share disclosures for employee stock option grants as if the fair-valued based method defined in SFAS No. 123 had been applied. The Company accounts for stock options and stock issued to non-employees for goods or services in accordance with the fair value method of SFAS 123.


I. Impact of New Accounting Standards

   In December 2004, the FASB issued SFAS No. 123(R), "Share-Based Payment". SFAS 123(R) is a revision of SFAS No., 123, "Accounting for Stock Based Compensation," and supersedes Accounting Principles Board Opinion No. 25 ("APB 25"), "Accounting for Stock Issued to Employees." Among other items SFAS 123(R) eliminates the use of APB 25 and the intrinsic value method of accounting, and requires companies to recognize the cost of employee services received in exchange for awards of equity instruments, based on the grant date fair value of those awards, in the financial statements. The effective date of SFAS 123
(R) is the first annual reporting period beginning after June 15, 2005. The adoption of SFAS 123 (R) is not expected to have a material impact on the Company's financial position, results of operations or cash flows.

   In March 2005, the SEC staff issued additional guidance on SFAS 123 (R) in the form of Staff Accounting Bulletin ("SAB") No. 107. SAB 107 was issued to assist preparers by simplifying some of the implementation challenges of FAS 123 (R) while enhancing the information that investors receive. SAB 107 creates a framework that is premised on two themes: (a) considerable judgment will be required by preparers to successfully implement FAS 123 (R), specifically when valuing employee stock options; and (b) reasonable individuals, acting in good faith, may conclude differently on the fair value of employee share options. Key topics covered by SAB 107 include: (a) valuation models - SAB 107 reinforces the flexibility allowed by FAS 123 (R) to choose an option-pricing model that meets the standard's fair value measurement objective; (b) expected volatility - the SAB provides guidance on when it would be appropriate to rely exclusively on either historical or implied volatility in estimating expected volatility; and (c) expected term - the new guidance includes examples and some simplified approaches to determining the expected term under certain circumstances. The Company will apply the principles of SAB 107 in conjunction with its adoption of SFAS 123 (R) but does not believe its adoption will have material impact on the Company's financial statements or results of operations.

   In December 2004, the FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29. SFAS No. 153 addresses the measurement of exchanges of nonmonetary assets and redefines the scope of transactions that should be measured based on the fair value of the assets exchanged. SFAS No. 153 is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The adoption of SFAS No. 153 did not have a material impact on the Company's financial statements or results of operations.

   In January 2003, the FASB issued FASB Interpretation No. 46, ("FIN 46"), Consolidation of Variable Interest Entities ("VIE"). Until this interpretation, the Company generally included entities in its consolidated financial statements only if it controlled the entity through voting interests. FIN No. 46 requires a variable interest entity, as defined, to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns. FIN No. 46 is effective for reporting periods ending after December 15, 2003. The adoption of FIN No. 46 did not have a material impact on the Company's Consolidated Financial Statements as of December 30, 2005.

   In March 2005, FASB issued FASB Interpretation ("FIN") No. 47, "Accounting for Conditional Asset Retirement Obligations." FIN 47 clarifies that the term "Conditional Asset Retirement Obligation" as used in FASB Statement No. 143, "Accounting for Asset Retirement Obligation," refers to a legal obligation to perform an asset retirement activity in which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the entity. Accordingly, an entity is required to recognize a liability for the fair value of a Conditional Asset Retirement Obligation if the fair value of the liability can be reasonably estimated. FIN 47 is effective no later than the end of fiscal years ending after December 15, 2005. Management does not believe the adoption of FIN 47 will have a material affect on the Company's financial position, results of operations or cash flows. In May 2005, the Financial Accounting Standards Board ("FASB") issued SFAS No. 154, Accounting Changes and Error Corrections ("SFAS No. 154"), which replaced Accounting Principles Board Opinion No. 20, Accounting Changes and SFAS No. 3, Reporting Accounting Changes in Interim Financial Statements. SFAS No. 154 changes the requirements for the accounting for and reporting of a change in accounting principles. It requires retrospective application to prior periods' financial statements of changes in accounting principles, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The impact on the Company's operations will depend on future accounting pronouncements or changes in accounting principles.

    In November 2004, the Financial Accounting Statements Board (FASB) issued SFAS Statement No. 151, "Inventory Costs," an amendment of the Accounting Research Bulletin (ARB) No. 43, Chapter 4. Under FASB Statement No. 151, all abnormal amounts of idle facility expense, freight, handling costs, and wasted materials (spoilage) should be recognized as current-period charges by requiring the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities. The adoption of this pronouncement is not expected to have a material impact on the Company's financial statements, results of operations, or cash flows.

   In May 2005, the Financial Accounting Standards Board ("FASB") SFAS No. 154, Accounting Changes and Error Corrections ("SFAS No. 154"), which replaces Accounting Principles Board Opinion No. 20, Accounting Changes and SFAS No. 3, Reporting Accounting Changes in Interim Financial Statements. SFAS No. 154 changes the requirements for the accounting for and reporting of a change in accounting principles. It requires retrospective application to prior periods' financial statements of changes in accounting principles, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The impact on the Company's operations will depend on future accounting pronouncements or changes in accounting principles.


J. Off-Balance Sheet Arrangements

   The Company does not have any off-balance sheet credit exposure related to its customers.


NOTE 3  GOING CONCERN

The Company's financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not established any source of revenue to cover its operating costs. The Company will engage in very limited activities without incurring any liabilities that must be satisfied in cash until a source of funding is secured. The Company will offer noncash consideration and seek equity lines as a means of financing its operations. If the Company is unable to obtain revenue producing contracts or financing or if the revenue or financing it does obtain is insufficient to cover any operating losses it may incur, it may substantially curtail or terminate its operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing stockholders.

NOTE 4  SHAREHOLDER'S EQUITY

       On July 27, 2004 (inception), the Board of Directors issued 148,000 shares of common stock for $148 in services to the founding shareholder of the Company to fund organizational start-up costs.

       On February 23, 2005, the Board of Directors issued 11,500,000 shares of common stock for $11,500 in services rendered to an officer and director of the Company.

Common Stock

       The holders of the Company's common stock:

       * Have equal ratable rights to dividends from funds legally available for payment of dividends when, as and if declared by the board of directors;

        * Are entitled to share ratably in all of the assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

        * Do not have preemptive, subscription or conversion rights, or redemption or access to any sinking fund; and

       * Are entitled to one non-cumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders.

Preferred Stock

        The Company has authorized, but not issued, 20,000,000 shares of preferred stock at $.001 per share. The board of directors has the authority to establish and fix the designation, powers, or preferences of preferred shares without further vote by the shareholders.

NOTE 12  SUBSEQUENT EVENTS

      On May 8, 2006, an agreement and plan of reorganization among Echelon Acquisition Corp., a corporation organized under the laws of the State of Delaware (the "EAC"); Asia Biotechnology Group Inc., a corporation organized under the laws of British Virgin Islands (the "ABG"); Far Grand Investments Limited, a corporation organized under the laws of Cayman Islands, acting as the shareholder of ABG, (the "ABG Shareholder"); Harbin OT Pharmaceutical Co., Limited, a company organized under the laws of Samoa (the "OT Samoa"); and shareholders of OT Samoa ( collectively the "OT Samoa Shareholders").

      The respective Boards of Directors of EAC, ABG and OT Samoa have adopted resolutions pursuant to which all of the issued and outstanding shares of the common stock of ABG (the "ABG Share") and all of the issued and outstanding shares of OT Samoa (the "OT Samoa Shares") will be converted into the right to receive a specified number of shares of the common stock of EAC (the "EAC Shares"); and whereas, the sole consideration for the exchange of the ABG Share shall be the receipt by the ABG Shareholder of 23,296,000 EAC Shares, $0.001 par value per share; and the sole consideration for the exchange of the OT Samoa Shares shall be the receipt by the OT Samoa Shareholders of 23,296,000 EAC Shares, $0.001 par value per share.

      The ABG Shareholder and the OT Samoa Shareholders individually agrees to transfer to EAC at the closing (the "Closing") the ABG Share and OT Samoa Shares, in exchange for newly issued and restricted shares of common stock of EAC. In connection with the acquisition of the ABG Share and the OT Samoa Shares, EAC shall issue to the ABG Shareholder an aggregate of Twenty Three Million Two Hundred and Ninety Six Thousand (23,296,000) shares of EAC common stock, and shall simultaneously issue to the OT Samoa Shareholders an aggregate of Twenty Three Million Two Hundred and Ninety Six Thousand (23,296,000) shares of EAC common stock. Such shares at the Closing shall equal eighty percent (80%) of the issued and outstanding shares of EAC. After the Closing, there will be 58,240,000 outstanding shares of common stock of the reorganized EAC.

      ABG and OT Samoa both became Echelon's wholly owned subsidiaries and the former shareholders of ABG ("shareholders") obtained effective operating control of the combined company after the share exchange. Generally accepted accounting principles require that ABG whose shareholders retain the majority interest in a combined business be treated as the acquirer for accounting purpose, resulting in a reverse acquisition. Accordingly, the share exchange transaction has been accounted for as a recapitalization of Echelon. The equity section of future financial statements will be been restated to reflect the recapitalization of Echelon due to the reverse acquisition as of the first day of the first period presented.

Child, Van Wagoner & Bradshaw, PLLC
A PROFESSIONAL LIMITED LIABILITY COMPANY OF CERTIFIED PUBLIC ACCOUNTANTS 5296 S. Commerce Dr., Suite 300, Salt Lake City, UT 84107
PHONE: (801) 281-4700 FAX: (801) 281-4701


            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To The Board of Directors
Asia Biotechnology Group Inc.
Beijing, PRC

We have audited the accompanying consolidated balance sheet of Asia Biotechnology Group Inc. as of December 31, 2005, and the related consolidated statements of operations and comprehensive loss, shareholders' equity (deficit), and cash flows for the period from March 21, 2005 (Date of Inception) to December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting, as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Asia Biotechnology Group Inc. as of December 31, 2005, and the results of its operations and its cash flows for the period from March 21, 2005 (Date of Inception) to December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.




Child, Van Wagoner & Bradshaw, PLLC
Salt Lake City, Utah
May 8, 2006

                         ASIA BIOTECHNOLOGY GROUP INC.

                          CONSOLIDATED BALANCE SHEET


                                                                   December 31,
                                                                       2005
                                                                   ------------
                                    ASSETS

Current assets
  Cash and cash equivalents                                        $    459,310
  Accounts receivable, less allowances for
   doubtful accounts of $ 36,095.                                       426,124
  Inventories                                                           247,314
 Prepaid expense - reorganization expense                               315,000
 Other current assets                                                    20,087
                                                                   ------------
               Total current assets                                   1,467,835

Property, plant and equipment, net                                      860,021
Land use right, net                                                     100,362
                                                                   ------------
               Total assets                                        $  2,428,218
                                                                   ============


                     LIABILITIES AND SHAREHOLDERS' DEFICIT

Current liabilities
  Accounts payable                                                 $    107,658
  Accrued expenses                                                       13,385
  Customer deposits                                                     354,010
  Due to shareholders                                                 1,577,050
 Other current liabilities                                                6,047
                                                                   ------------
               Total current liabilities                              2,058,150

Minority interests                                                      434,032

Shareholders' deficit
  Ordinary share, par value $1 per share;
   authorized 50,000 shares, shares issued and
   outstanding 1 share                                                        1
Accumulated deficit                                                     (64,052)
Accumulated other comprehensive income                                       87
                                                                   ------------
               Total shareholders' deficit                              (63,964)
                                                                   ------------
               Total liabilities and shareholders' deficit         $  2,428,218
                                                                   ============



















         See accompanying notes to consolidated financial statements.

                         ASIA BIOTECHNOLOGY GROUP INC.

         CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS


                                                                      March 21, 2005
                                                              (Date of Inception) to
                                                                   December 31, 2005
Net sales                                                            $        37,972

Cost of sales                                                                 32,214
                                                                      --------------
       Gross profit                                                            5,758

Operating expenses
   Allowance for bad debt                                                      3,614
   Accounting and audit fee                                                   45,000
   Salaries                                                                    8,154
   Depreciation                                                                4,549
   Amortization of land use right                                                373
   Other selling, general and administrative                                  31,420
                                                                      --------------
       Total operating expenses                                               93,110
                                                                      --------------
Loss  from operations                                                        (87,352)

Non-Operating Income
  Government Grant                                                            10,618
  Interest income                                                                 47
                                                                      --------------
      Total Non-Operating Expenses                                            10,665
                                                                      --------------
Loss before income taxes and minority interests                              (76,687)

   Income taxes                                                                    -
                                                                      --------------
Loss before minority interests                                               (76,687)
                                                                      --------------
Minority interests                                                            12,635

Net loss                                                              $      (64,052)
                                                                      ==============
Other comprehensive income
 Foreign currency translation adjustment                                          87
                                                                      --------------

Comprehensive loss                                                    $      (63,965)
                                                                      ==============

Loss per share - basic and diluted                                    $      (64,052)
                                                                      ==============

Weighted average shares outstanding - basic and diluted                            1
                                                                      ==============







         See accompanying notes to consolidated financial statements.

                         ASIA BIOTECHNOLOGY GROUP INC.

             CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIT)
            FOR THE PERIOD FROM MARCH 21, 2005 (DATE OF INCEPTION)
                              TO DECEMBER 31, 2005


                                                                              ACCUMULATED OTHER      TOTAL
                                    ORDINARY SHARE   ADDITIONAL
                                    SHARES            PAID-IN    ACCUMULATED    COMPREHENSIVE    SHAREHOLDERS'
                                  OUTSTANDING AMOUNT  CAPITAL      DEFICIT         INCOME       EQUITY (DEFICIT)

Share capital                            1    $    1 $      -   $          -  $         -       $        1
Net loss                                                             (64,052)                      (64,052)
Foreign currency translation gain
                                                                                       87               87
                                  ------------------------------------------------------------------------------
Balance at December 31, 2005             1    $    1 $      -   $    (64,052) $        87       $  (63,964)
                                  ==============================================================================


         See accompanying notes to consolidated financial statements.

                         ASIA BIOTECHNOLOGY GROUP INC.

                      CONSOLIDATED STATEMENT OF CASH FLOW
            FOR THE PERIOD FROM MARCH 21, 2005 (DATE OF INCEPTION)
                              TO DECEMBER 31, 2005

                                                                                                            March 21, 2005 (Date of
                                                                                                                      Inception) to
                                                                                                                  December 31, 2005
                                                                                                                  -----------------


Cash flows from operating activities
  Net loss                                                                                                        $        (64,052)
  Adjustment to reconcile net income to net cash used in
     operating activities:
  Depreciation and amortization of property, plant and equipment                                                             18,284
  Minority interests share of net loss                                                                                      (12,635)
  Changes in current assets and liabilities (net of effects of acquisitions and disposals of entities)
  Accounts receivable                                                                                                        30,660
  Inventories                                                                                                                 4,091
 Prepaid expense - reorganization expense                                                                                  (315,000)
 Other current assets                                                                                                       (10,693)
  Accounts payable                                                                                                            5,732
  Accrued expenses                                                                                                            1,696
  Customer deposits                                                                                                          11,572
 Other current liabilities                                                                                                  (13,467)
                                                                                                                  -----------------
Net cash used in operating activities                                                                                      (343,812)

Cash flows from investing activities
  Capital expenditure                                                                                                       (13,151)
  Cost of investment in subsidiary, net of cash acquired in acquisition                                                    (666,389)
                                                                                                                  -----------------
Net cash used in investing activities                                                                                      (679,540)

Cash flows from financing activities
  Proceeds from share capital                                                                                                     1
  Advances from shareholders                                                                                              1,482,574
                                                                                                                  -----------------
Net cash provided by financing activities                                                                                 1,482,575

Effect of foreign currencies on cash flows                                                                                       87
                                                                                                                  -----------------
Net increase in cash and cash equivalents                                                                                   459,310
Cash and cash equivalents, beginning of period                                                                                    -
                                                                                                                  -----------------
Cash and cash equivalents, end of period                                                                          $         459,310
                                                                                                                  =================






         See accompanying notes to consolidated financial statements.

NOTE 1  ORGANIZATION


     Asia Biotechnology Group Inc. ("the Company" or "Asia Biotechnology" or "ABG") is a limited liability company registered under the laws of the British Virgin Islands and was incorporated in British Virgin Islands on March 21, 2005.

     Asia Biotechnology is an investment holding and it acquired 60% shareholding of a company called Harbin OT Pharmaceutical Co. Ltd. ("OT China") on November 3, 2005. All activities of the Group are principally conducted by subsidiary company operating in the People's Republic of China ("PRC").

     Harbin OT Pharmaceutical Company Limited is a Chinese foreign owned enterprise incorporated in the People's Republic of China ("PRC") on April 13, 2001. The Company is a feminine suppository manufacturer and provides this suppository to clinics and the Red Cross Society of China.


NOTE 2  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


A.  Basis of presentation

    The consolidated financial statements include the accounts of Asia Biotechnology Group Inc. and Harbin OT Pharmaceutical Company Limited. All material intercompany accounts and transactions have been eliminated in consolidation.


B.  Fiscal year

    These financial statements have been prepared using December 31 as the fiscal year end.


C.  Minority interest in subsidiary

    The Company records minority interest expense, which reflects the minority shareholders' 40% portion of the earnings or loss of Harbin OT Pharmaceutical Company Limited.


D.  Control by principal stockholders

    The directors, executive officers and their affiliates or related parties own, beneficially and in the aggregate, the majority of the voting power of the outstanding shares of the common stock of the Company. Accordingly, the directors, executive officers and their affiliates, if they voted their shares uniformly, would have the ability to control the approval of most corporate actions, including increasing the authorized capital stock of the Company and the dissolution, merger or sale of the Company's assets.

E.  Cash and cash equivalents

Cash and cash equivalents include cash on hand, cash accounts, interest bearing savings accounts and time certificates of deposit with a maturity of three months or less when purchased.


F.  Inventories

Inventories are stated at the lower of cost or market, determined by the weighted average method. Finished goods inventories consist of raw materials, direct labor and overhead associated with the manufacturing process.


G.  Trade accounts receivable

    Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts represents the Company's best estimate of the amount of probable credit losses in the existing accounts receivable balance. The Company determines the allowance for doubtful accounts based upon historical write-off experience and current economic conditions. The Company reviews the adequacy of its allowance for doubtful accounts on a regular basis. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company signed a sales contract with Red Cross Society of China with the terms of payment is over than one year.


H.  Credit Risk and Customers

   The Company has a concentration of customers. The Company is diligent in attempting to ensure that the issue credit to credit-worthy customers. However, the customer base is small and our accounts receivable balances are usually over 90 days outstanding, and that exposes us to significant credit risk. Therefore, a credit loss can be very large relative to our overall profitability. Concentration of credit risk with respect to accounts receivable is limited to a single customer, the Red Cross Society of China to whom the Company makes substantial sales. The Red Cross Society of China is the only receivable of the Company. The Company regularly monitors the creditworthiness of its customers and believes that it has adequately provided for exposure to potential credit losses.


I.  Property, plant and equipment

Property, plant and equipment are stated at cost including the cost of improvements. Depreciation and amortization are provided on the straight-line method based on the estimated useful lives of the assets as follows:

Buildings                                                  20 years
Leasehold improvements                                     20 years
Plant and machinery                                        10 years
Motor vehicles                                             5 years
Furniture, fixtures and equipment                          5 years

J.  Valuation of long-lived assets

The Company periodically evaluates the carrying value of long-lived assets to be held and used, including intangible assets subject to amortization, when events and circumstances warrant such a review. The carrying value of a long-lived asset is considered impaired when the anticipated undiscounted cash flow from such asset is separately identifiable and is less than its carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair market value of the long-lived asset. Fair market value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved. Losses on long-lived assets to be disposed of are determined in a similar manner, except that fair market values are reduced for the cost to dispose.


A. Revenue recognition

The Company recognizes revenue when it is realized and earned. The Company considers revenue realized or realizable and earned when (1) it has persuasive evidence of an arrangement, (2) delivery has occurred, (3) the sales price is fixed or determinable, and (4) collectibility is reasonably assured. Delivery does not occur until products have been shipped to the client, risk of loss has transferred to the client and client acceptance has been obtained, client acceptance provisions have lapsed, or the Company has objective evidence that the criteria specified in client acceptance provisions have been satisfied.
 The sales price is not considered to be fixed or determinable until all contingencies related to the sale have been resolved.


L.  Comprehensive income (loss)

Comprehensive income (loss) includes changes to equity accounts that were not the result of transactions with shareholders. Comprehensive income (loss) is comprised of net income (loss) and other comprehensive income and loss items. The Company's comprehensive income and losses generally consist of changes in the fair value of changes in the cumulative foreign currency translation adjustment.


M.  Foreign currency translation

Transactions and balances originally denominated in U.S. dollars are presented at their original amounts. Transactions and balances in other currencies are converted into U.S. dollars in accordance with Statement of Financial Accounting Standards (SFAS) No. 52, "Foreign Currency Translation," and are included in determining net income or loss.

For foreign operations with the local currency as the functional currency, assets and liabilities are translated from the local currencies into U.S. dollars at the exchange rate prevailing at the balance sheet date. Revenues, expenses and cash flows are translated at the average exchange rate for the period to approximate translation at the exchange rate prevailing at the dates those elements are recognized in the financial statements. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive loss.

The Company has determined the PRC Chinese Yuan Renminbi to be the functional currency of the Company. The financial statements of the Company are translated to United States dollars using year-end rates of exchange for assets and liabilities, and average rates of exchange for the period for revenues, costs, and expenses. Net gains and losses resulting from foreign exchange transactions are included in the consolidated statements of operations. The cumulative translation adjustment and effect of exchange rate changes at December 31, 2005 were $87.

N.  Stockholder Loan

The caption "Due to shareholders" on the consolidated Balance Sheet consists of loans that are unsecured, non-interest bearing and have no fixed terms of repayment, and therefore, are deemed payable on demand.

O.  Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


A. Significant Estimates

Several areas require management's estimates relating to uncertainties for which it is reasonably possible that there will be a material change in the near term. The more significant areas requiring the use of management estimates related to valuation of the useful lives of the Company's equipment and valuation of contingent liabilities.


Q.  Income Taxes

The Company accounts for income taxes under the Financial Accounting Standards Board (FASB) Statement No. 109, "Accounting for Income Taxes" "Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.


R.  Basic Loss Per Common Share

Basic loss per common share has been calculated based on the weighted average number of shares outstanding during the period.


S.  Off-Balance Sheet Arrangements

    The Company does not have any off-balance sheet credit exposure related to its customers.


NOTE 3  INVENTORIES


Inventories by major categories, consist of the following at December 31, 2005:





Raw materials                    $  182,250
Finished goods                       26,846
Packaging materials                  38,218
                                 ----------
                                 $  247,314
                                 ==========


NOTE 4 PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment, which is all located in the PRC, consist of the following at December 31, 2005:



At cost:
   Buildings                                                  $ 828,87
   Leasehold improvements                                       51,375
   Plant and machinery                                         298,042
   Motor vehicles                                               83,921
   Furniture, fixtures and equipment                            44,012
                                                             ---------
        Total                                                 1,306,22
Less: accumulated depreciation and amortization               (446,200)
                                                             ---------
Net book value                                                $ 860,02
                                                             =========


NOTE 5 LAND USE RIGHT

Land use right for the land located in PRC, consists of the following at December 31, 2005:




Land Use Right, cost                        $   110,718
Less: accumulated amortization                  (10,356)
                                            -----------
     Net book value                         $   100,362
                                            ===========

All the land in the PRC is owned by the PRC government. The government, according to PRC laws, may grant to entities the right to use of land for a specified period of time. Thus all of the Company's land occupied in the PRC is considered to be leasehold land and amortized on a straight-line basis over the respective term of the right to use the land.

       The subsidiary, OT China is granted the right to use of land for 50 years and is amortized on a straight-line basis over 50 years of the right to use the land from the date of acquisition in 2001.


NOTE 6 INTELLECTUAL PROPERTY

       The subsidiary, OT China, owns patent rights and technical know-how which were contributed by minority shareholders. The costs to the minority shareholder for obtaining the patent right were not recorded on the balance sheet as the patent application costs were not significant.


NOTE 7   BUSINESS ACQUISITION


       On November 3, 2005, the Company obtained a 60% interest in Harbin OT Pharmaceutical Co. Ltd. for $670,000 in cash.

The fair value of assets acquired are as follows:

       Cash                                                    $   3,611
       Accounts receivable                                       430,215
       Inventory                                                 277,973
       Prepaid expenses                                            9,395
       Property, plant and equipment                             965,515
       Due to shareholder                                        (94,477)
       Liabilities assumed                                      (475,565)
                                                             -----------
       Net assets                                              1,116,667
       Less: minority interest @ 40%                             446,667
                                                             -----------
       Net assets purchased                                  $   670,000
                                                             ===========

       The financial statements for the period from March 21, 2005 (Date of Inception) to December 31, 2005 include the results of operations of the acquired company for the period November 3, 2005 to December 31, 2005.

NOTE 8  INCOME TAXES

The Company accounts for income taxes in accordance with the provisions of SFAS No. 109, "Accounting for Income Taxes."

Income tax expense is based on reported income before income taxes. Deferred income taxes reflect the effect of temporary differences between assets and liabilities that are recognized for financial reporting purposes and the amounts that are recognized for income tax purposes. In accordance with SFAS 109, these deferred income taxes are measured by applying currently enacted tax laws.

BRITISH VIRGIN ISLANDS

The Company is incorporated in the British Virgin Islands and, under the current laws of the British Virgin Islands, is not subject to income taxes.


PRC

 Enterprises income tax in PRC is generally charged at 33%, in which 30% is for national tax and 3% is for local tax, of the assessable profit. The Company incorporated in PRC are subject to PRC enterprises income tax at the applicable tax rates on the taxable income as reported in their Chinese statutory accounts in accordance with the relevant enterprises income tax laws applicable to foreign enterprises. Pursuant to the same enterprises income tax laws, the subsidiaries are fully exempted from PRC enterprises income tax for two years starting from the first profit-making year, followed by a 50% tax exemption for the next three years.

According to the PRC's applicable income tax laws, regulations, notices and decisions related to foreign investment enterprises and their investors, income such as dividends and profits distribution from the PRC derived from a foreign enterprise which has no establishment in the PRC is subject to a 10% withholding tax.

There are net operating loss carryforwards allowed under the China's governments' tax systems. In China, the previous five years net operating losses are allowed to be carryforward five years to offset future taxable income. The Company has available approximately $ 1,100,000 of unused operating loss carryforwards and based on a 33% tax rate has a deferred tax asset of approximately $363,000 in which the company recorded a valuation allowance for the same amount at December 31, 2005.

The company withholds and pays income taxes on its employees' wages, which funds the Chinese government's sponsored health and retirement programs of all the employees.


NOTE 9 SHAREHOLDERS' EQUITY

       The Company was incorporated with an authorized share capital of $50,000 divided into 50,000 shares of $1 each.

       1 subscribers' share was issued on inception of the Company.


NOTE 10  EMPLOYEE BENEFITS

        The Company has established its own employee welfare plan in accordance with Chinese law and regulations. The Company makes annual contributions of 14% of all employees' salaries to its employee welfare plan. The total expenses for the above plan were $1,142 for the period from March 21, 2005 (Inception Date) to December 31, 2005. The Company has recorded welfare payments in the amount of $13,385 as of December 31, 2005 in balance sheet.

NOTE 11 RECENT ACCOUNTING PRONOUNCEMENTS

                 In December 2004, the FASB issued SFAS No. 123(R), "Share-Based Payment". SFAS 123(R) is a revision of SFAS No., 123, "Accounting for Stock Based Compensation," and supersedes Accounting Principles Board Opinion No. 25 ("APB 25"), "Accounting for Stock Issued to Employees." Among other items SFAS 123(R) eliminates the use of APB 25 and the intrinsic value method of accounting, and requires companies to recognize the cost of employee services received in exchange for awards of equity instruments, based on the grant date fair value of those awards, in the financial statements. The effective date of SFAS 123 (R) is the first annual reporting period beginning after June 15, 2005. The adoption of SFAS 123 (R) is not expected to have a material impact on the Company's financial position, results of operations or cash flows.

       In March 2005, the SEC staff issued additional guidance on SFAS 123 (R)
in the        form of Staff Accounting Bulletin ("SAB") No. 107. SAB 107 was
issued to assist preparers by simplifying some of the implementation challenges of FAS 123 (R) while enhancing the information that investors receive. SAB 107 creates a framework that is premised on two themes: (a) considerable judgment will be required by preparers to successfully implement FAS 123 (R), specifically when valuing employee stock options; and (b) reasonable individuals, acting in good faith, may conclude differently on the fair value of employee share options. Key topics covered by SAB 107 include: (a) valuation models - SAB 107 reinforces the flexibility allowed by FAS 123 (R) to choose an option-pricing model that meets the standard's fair value measurement objective; (b) expected volatility - the SAB provides guidance on when it would be appropriate to rely exclusively on either historical or implied volatility in estimating expected volatility; and (c) expected term - the new guidance includes examples and some simplified approaches to determining the expected term under certain circumstances. The Company will apply the principles of SAB 107 in conjunction with its adoption of SFAS 123 (R) but does not believe its adoption will have material impact on the Company's financial statements or results of operations.

                 In December 2004, the FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29. SFAS No. 153 addresses the measurement of exchanges of nonmonetary assets and redefines the scope of transactions that should be measured based on the fair value of the assets exchanged. SFAS No. 153 is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The adoption of SFAS No. 153 did not have a material impact on the Company's financial statements or results of operations.

       In January 2003, the FASB issued FASB Interpretation No. 46, ("FIN 46"), Consolidation of Variable Interest Entities ("VIE"). Until this interpretation, the Company generally included entities in its consolidated financial statements only if it controlled the entity through voting interests. FIN No. 46 requires a variable interest entity, as defined, to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns. FIN No. 46 is effective for reporting periods ending after December 15, 2003. The adoption of FIN No. 46 did not have a material impact on the Company's Consolidated Financial Statements as of December 30, 2005.

       In March 2005, FASB issued FASB Interpretation ("FIN") No. 47, "Accounting for Conditional Asset Retirement Obligations." FIN 47 clarifies that the term "Conditional Asset Retirement Obligation" as used in FASB Statement No. 143, "Accounting for Asset Retirement Obligation," refers to a legal obligation to perform an asset retirement activity in which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the entity. Accordingly, an entity is required to recognize a liability for the fair value of a Conditional Asset Retirement Obligation if the fair value of the liability can be reasonably estimated. FIN 47 is effective no later than the end of fiscal years ending after December 15, 2005. Management does not believe the adoption of FIN 47 will have a material affect on the Company's financial position, results of operations or cash flows. In May 2005, the Financial Accounting Standards Board ("FASB") issued SFAS No. 154, Accounting Changes and Error Corrections ("SFAS No. 154"), which replaced Accounting Principles Board Opinion No. 20, Accounting Changes and SFAS No. 3, Reporting Accounting Changes in Interim Financial Statements. SFAS No. 154 changes the requirements for the accounting for and reporting of a change in accounting principles. It requires retrospective application to prior periods' financial statements of changes in accounting principles, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The impact on the Company's operations will depend on future accounting pronouncements or changes in accounting principles.

        In November 2004, the Financial Accounting Statements Board (FASB)
issued                                   SFAS Statement No. 151, "Inventory
Costs," an amendment of the Accounting Research Bulletin (ARB) No. 43, Chapter
4. Under FASB Statement No. 151, all abnormal amounts of idle facility expense, freight, handling costs, and wasted materials (spoilage) should be recognized as current-period charges by requiring the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities. The adoption of this pronouncement is not expected to have a material impact on the Company's financial statements, results of operations, or cash flows.

       In May 2005, the Financial Accounting Standards Board ("FASB") SFAS No. 154, Accounting Changes and Error Corrections ("SFAS No. 154"), which replaces Accounting Principles Board Opinion No. 20, Accounting Changes and SFAS No. 3, Reporting Accounting Changes in Interim Financial Statements. SFAS No. 154 changes the requirements for the accounting for and reporting of a change in accounting principles. It requires retrospective application to prior periods' financial statements of changes in accounting principles, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The impact on the Company's operations will depend on future accounting pronouncements or changes in accounting principles.


NOTE 12  SUBSEQUENT EVENTS

       On May 8, 2006, an agreement and plan of reorganization among Echelon Acquisition Corp., a corporation organized under the laws of the State of Delaware (the "EAC"); Asia Biotechnology Group Inc., a corporation organized under the laws of British Virgin Islands (the "ABG"); Far Grand Investments Limited, a corporation organized under the laws of Cayman Islands, acting as the shareholder of ABG, (the "ABG Shareholder"); Harbin OT Pharmaceutical Co., Limited, a company organized under the laws of Samoa (the "OT Samoa"); and shareholders of OT Samoa ( collectively the "OT Samoa Shareholders").

       The respective Boards of Directors of EAC, ABG and OT Samoa have adopted resolutions pursuant to which all of the issued and outstanding shares of the common stock of ABG (the "ABG Share") and all of the issued and outstanding shares of OT Samoa (the "OT Samoa Shares") will be converted into the right to receive a specified number of shares of the common stock of EAC (the "EAC Shares"); and whereas, the sole consideration for the exchange of the ABG Share shall be the receipt by the ABG Shareholder of 23,296,000 EAC Shares, $0.001 par value per share; and the sole consideration for the exchange of the OT Samoa Shares shall be the receipt by the OT Samoa Shareholders of 23,296,000 EAC Shares, $0.001 par value per share.

       The ABG Shareholder and the OT Samoa Shareholders individually agrees to transfer to EAC at the closing (the "Closing") the ABG Share and OT Samoa Shares, in exchange for newly issued and restricted shares of common stock of EAC. In connection with the acquisition of the ABG Share and the OT Samoa Shares, EAC shall issue to the ABG Shareholder an aggregate of Twenty Three Million Two Hundred and Ninety Six Thousand (23,296,000) shares of EAC common stock, and shall simultaneously issue to the OT Samoa Shareholders an aggregate of Twenty Three Million Two Hundred and Ninety Six Thousand (23,296,000) shares of EAC common stock. Such shares at the Closing shall equal eighty percent (80%) of the issued and outstanding shares of EAC. After the Closing, there will be 58,240,000 outstanding shares of common stock of the reorganized EAC.

ABG and OT Samoa both became Echelon's wholly owned subsidiaries and the former shareholders of ABG ("shareholders") obtained effective operating control of the combined company after the share exchange. Generally accepted accounting principles require that ABG whose shareholders retain the majority interest in a combined business be treated as the acquirer for accounting purpose, resulting in a reverse acquisition. Accordingly, the share exchange transaction has been accounted for as a recapitalization of Echelon. The equity section of the future financial statements will be restated to reflect the recapitalization of Echelon due to the reverse acquisition as of the first day of the first period presented.